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                                                                     EXHIBIT 4.4
                                                                     -----------


                           CERTIFICATE OF AMENDMENT
                           ------------------------

     Pursuant to Section 26 of the Rights Agreement dated as of September 4, 1992 (the "Rights Agreement") between Candela Corporation (the "Company") and Bank Boston, N.A., as Rights Agent (the "Rights Agent"), the Company hereby certifies that the Second Amendment to the Rights Agreement, attached as Exhibit 1 hereto, is in compliance with said Section 26.

Dated as of October____, 1998.


                                             CANDELA CORPORATION

                                             By:
                                                 __________________________
                                                 Name:  Gerard E. Puorro
                                                 Title: President and Chief
                                                        Executive Officer